JDA Software Group, Inc. NEWS RELEASE	Contact Information at End of Release

JDA Software Announces Fourth Quarter and Full Year 2011 Results

Scottsdale, Ariz. - January 31, 2012 - JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, today announced financial results for the fourth quarter ended December 31, 2011. JDA reported record fourth quarter revenue of $174.2 million, a 3 percent increase from $168.8 million of revenue reported in fourth quarter 2010. Adjusted EBITDA increased 7 percent to a record $51.8 million in fourth quarter 2011 compared to $48.5 million in the fourth quarter of 2010, generating an increase in adjusted EBITDA margin to 30 percent in the current quarter compared to 29 percent in the fourth quarter of 2010.

JDA also reported adjusted non-GAAP earnings per share for fourth quarter 2011 of $0.65, a 7 percent increase from $0.61 per share reported in fourth quarter 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2 Technologies, Inc. (i2). Adjusted non-GAAP earnings for the fourth quarter also exclude a pre-tax charge of $35 million in 2011 and $14 million in 2010 associated with a litigation matter, which was resolved in November 2011. GAAP net loss attributable to common shareholders for fourth quarter 2011 was $1.4 million or ($0.03) per diluted share, compared to net income of $5.8 million or $0.14 per share in fourth quarter 2010.

“High single-digit revenue growth in all lines of business drove record earnings and cash flow for JDA in 2011,” said JDA Software President and Chief Executive Officer Hamish Brewer. “With the backdrop of continued global economic uncertainty, increasing volatility in the global supply chain and changes in consumer spending habits, JDA could be very well placed in 2012 to support vital deployments of advanced technologies that have the potential to help our customers deal with these significant and continuing challenges.”

Software and Subscription

Software and subscription revenue was $37.6 million in fourth quarter 2011 compared to $42.0 million in fourth quarter 2010. The decrease was primarily due to a 31 percent decline in the Americas region, partially offset by continued strength in the Europe, Middle East and Africa (EMEA) region, where fourth quarter 2011 sales increased 61 percent, and a 19 percent increase in the Asia-Pacific region. The Company closed eight deals in excess of $1 million in fourth quarter 2011, compared to 10 deals valued at more than $1 million, in fourth quarter 2010. Additionally, the average sales price for the year ended December 31, 2011 increased to $821,000 from $601,000 for the year ended December 31, 2010.

Maintenance and Support Services

Maintenance revenue increased 5 percent to $67.4 million in fourth quarter 2011 from $64.4 million in fourth quarter 2010. This increase was due to a continued strong retention rate of 95 percent and the high level of attachment of maintenance contracts to new license deals.

Consulting Services

Consulting services revenue increased 11 percent to $69.1 million in fourth quarter 2011 compared to $62.4 million in fourth quarter 2010. The increase in the quarter was primarily due to continued growth in professional services revenue as well as growth in managed service revenue. Consulting services gross margins increased to 28 percent in fourth quarter 2011 from 18 percent in fourth quarter 2010 as a result of the increased revenues and improvements in both utilization and billable rates.

JDA Software Announces Fourth Quarter and Full Year 2011 Results

Other Financial Data

•
Operating expenses as a percent of revenue continue to reflect disciplined cost management. Product development expenses as a percent of revenue remained relatively constant at 10.6 percent in fourth quarter 2011 compared to 10.7 percent in fourth quarter 2010, reflecting the ongoing commitment to enhancing the Company's technology and solutions. Sales and marketing expenses as a percent of revenue increased to 15.5 percent in fourth quarter 2011 compared to 15.1 percent in fourth quarter 2010, reflecting the current year investment in the sales organization. General and administrative expenses as a percent of revenue increased slightly to 10.4 percent in fourth quarter 2011 from 10.2 percent in fourth quarter 2010.

•
The Company recorded a $35 million pre-tax charge in fourth quarter 2011 related to a litigation matter, for which it had previously accrued $19 million. The $54 million net payment was made in December 2011 for full and final resolution of this matter.

•
Cash flow provided by operations increased to $32.2 million in fourth quarter 2011, after adjusting for the $54 million litigation settlement, from $26.2 million in fourth quarter 2010 driven primarily by improvements in working capital.

•	Cash and cash equivalents, including restricted cash, increased $88.4 million to $294.9 million at December 31, 2011, from $206.5 million at December 31, 2010.

Fourth Quarter 2011 Highlights

The following presents a high-level summary of JDA's regional software sales performance:

•
JDA reported $21.3 million in software license and subscription revenues in its Americas region during fourth quarter 2011, compared to $31.0 million in fourth quarter 2010. Companies signing new software licenses in fourth quarter 2011 include: Coca-Cola Bottling Co. Consolidated, Express, Inc., Team Foods Columbia S.A., Servicios Liverpool S.A. de C.V., and Polyone Corporation.

•
Software license and subscription revenues in the Europe, Middle East and Africa (EMEA) region increased 61 percent to $12.7 million in fourth quarter 2011 from $7.9 million in fourth quarter 2010. New software deals in the EMEA region include: Dimar SpA, Dohle Handelsgruppe Svc GmbH, Engen, Fromageries Bel, Gloria Jeans, Gruppo Concorde SpA, IKEA IT AB, Krones AG, Merck Serono S.A., Poundland Limited, Shoprite Checkers (PTY) Ltd., and Woolworths Pty Ltd.

•
JDA's Asia-Pacific region posted software license and subscription revenues of $3.6 million in fourth quarter 2011, a 19 percent increase, compared to $3.0 million in fourth quarter 2010. New software deals in the Asia-Pacific region include:  JFE Steel Corporation and Super Retail Group Limited.

Full Year Ended December 31, 2011 Results

•
Revenue for the year ended December 31, 2011 increased 9 percent to $671.8 million from $617.2 million for the year ended December 31, 2010. The overall revenue increase was driven by an 8 percent increase in software and subscription revenue, an 8 percent increase in maintenance revenue, and a 10 percent increase in services revenue.

•
Adjusted EBITDA increased 12 percent to $179.6 million for the year ended December 31, 2011 from $160.9 million for the full year 2010. Adjusted EBITDA margins improved to 27 percent in 2011 from 26 percent in 2010.

•
Adjusted non-GAAP earnings per share for the year ended December 31, 2011 increased 13 percent to $2.20 compared to $1.95 per share for the year ended December 31, 2010. Adjusted non-GAAP earnings exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and costs related to the acquisition and transition of i2. Adjusted non-GAAP earnings for the year ended December 31, 2011 also exclude a $37.5 million pre-tax credit associated with the favorable settlement of the patent infringement case against Oracle Corporation, and a $35 million pre-tax charge in 2011 and a $14 million pre-tax charge in 2010 related to the settlement of a litigation matter brought against

JDA Software Announces Fourth Quarter and Full Year 2011 Results

i2.

•
The GAAP net income applicable to common shareholders for the year ended December 31, 2011 was $71.0 million or $1.66 per share, compared to net income of $17.7 million or $0.42 per share for the year ended December 31, 2010. Results for the year ended December 31, 2010 include the completion of the acquisition of i2 as of January 28, 2010.

•
Cash flow from operations increased to $110.8 million for the year ended December 31, 2011 from $65.2 million for the year ended December 31, 2010. Adjusting for the $16.5 million net cash outflow from the litigation settlements in 2011, cash flow from operations was $127.3 million. The increase in operating cash flow in the current period was primarily due to higher earnings.

Securities and Exchange Commission Inquiry
JDA has received notice from the U.S. Securities and Exchange Commission requesting information related to revenue recognition and other accounting and financial reporting matters for certain past fiscal years. JDA is actively cooperating with the SEC and is committed to addressing any questions the SEC may have.

Conference Call Information
JDA will host a conference call at 4:45 p.m. EDT today to discuss earnings results for its fourth quarter ended December 31, 2011. To participate in the call, dial 1-877-941-1427 (United States) or 1-480-629-9664 (International) and ask the operator for the "JDA Software Group, Inc. Fourth Quarter 2011 Earnings Conference Call." A live audio webcast of the conference call and detailed slide deck can be accessed by logging onto www.jda.com in the Investor Relations section.
A replay of the conference call will begin on January 31, 2012 at approximately 7:45 p.m. EDT and will end on February 29, 2012. To hear a replay of the call over the Internet, access JDA's website at www.jda.com.

About JDA Software Group, Inc.
JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is a leading global provider of innovative supply chain management, merchandising and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail, and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA's multiple service options, delivered via the JDA® Private Cloud, provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.

JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392

JDA Corporate Communications Contact:
Beth Elkin, Sr. Director, Corporate Communications
beth.elkin@jda.com
469-357-4225

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
Q4 2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Three Months Ended December 31,
	2011	% of Revenues	2010	% of Revenues	% Increase (Decrease)

REVENUES:
Software licenses	$33,410	19%	$36,681	22%	-9%
Subscriptions and other recurring revenues	4,181	2%	5,292	3%	-21%
Maintenance services	67,443	39%	64,401	38%	5%
Product revenues	105,034	60%	106,374	63%	-1%

Consulting services	62,973	36%	56,213	33%	12%
Reimbursed expenses	6,167	4%	6,175	4%	0%
Services revenue	69,140	40%	62,388	37%	11%

Total Revenues	174,174	100%	168,762	100%	3%

COST OF REVENUES:
Cost of software licenses	1,019	1%	1,236	1%	-18%
Amortization of acquired software technology	1,702	1%	1,835	1%	-7%
Cost of maintenance services	13,568	8%	13,351	8%	2%
Cost of product revenues	16,289	9%	16,422	10%	-1%

Cost of consulting services	43,383	25%	44,839	27%	-3%
Reimbursed expenses	6,167	4%	6,175	4%	0%
Cost of service revenue	49,550	28%	51,014	30%	-3%

Total Cost of Revenues	65,839	38%	67,436	40%	-2%

GROSS PROFIT	108,335	62%	101,326	60%	7%

OPERATING EXPENSES:
Product development	18,484	11%	18,027	11%	3%
Sales and marketing	26,922	15%	25,499	15%	6%
General and administrative	18,097	10%	17,255	10%	5%
Amortization of intangibles	9,549	5%	9,968	6%	-4%
Restructuring charges	924	1%	4,453	3%	-79%
Acquisition-related costs	—	0%	34	0%	-100%
Litigation provision and settlements, net	35,000	20%	14,000	8%	150%

Total Operating Expenses	108,976	63%	89,236	53%	22%

OPERATING (LOSS) INCOME	(641)	0%	12,090	7%	-105%
Interest expense and amortization of loan fees	6,415	4%	6,321	4%	1%
Interest income and other, net	(1,155)	(1)%	(644)	0%	NM

(LOSS) INCOME BEFORE INCOME TAXES	(5,901)	(3)%	6,413	4%	-192%
Income tax (benefit) provision	(4,471)	(3)%	566	—%	-890%

NET (LOSS) INCOME	$(1,430)	(1)%	$5,847	3%	-124%

EARNINGS PER SHARE:
Basic	$(0.03)		$0.14		(121)%
Diluted	$(0.03)		$0.14		(121)%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,644		41,868		2%
Diluted	42,644		42,280		1%

Note: Subtotals may not add due to rounding.

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
2011 FINANCIAL RESULTS
CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands, except per share data, unaudited)

	Year Ended December 31,
	2011	% of Revenues	2010 (1)	% of Revenues	% Increase (Decrease)

REVENUES:
Software licenses	$124,944	19%	$109,546	18%	14%
Subscriptions and other recurring revenues	16,763	2%	21,143	3%	-21%
Maintenance services	266,572	40%	246,241	40%	8%
Product revenues	408,279	61%	376,930	61%	8%

Consulting services	240,042	36%	220,417	36%	9%
Reimbursed expenses	23,432	3%	19,862	3%	18%
Services revenue	263,474	39%	240,279	39%	10%

Total Revenues	671,753	100%	617,209	100%	9%

COST OF REVENUES:
Cost of software licenses	4,158	1%	4,256	1%	-2%
Amortization of acquired software technology	7,095	1%	7,047	1%	1%
Cost of maintenance services	55,930	8%	52,543	9%	6%
Cost of product revenues	67,183	10%	63,846	10%	5%

Cost of consulting services	182,381	27%	169,826	28%	7%
Reimbursed expenses	23,432	3%	19,862	3%	18%
Cost of service revenue	205,813	31%	189,688	31%	9%

Total Cost of Revenues	272,996	41%	253,534	41%	8%

GROSS PROFIT	398,757	59%	363,675	59%	10%

OPERATING EXPENSES:
Product development	77,373	12%	72,158	12%	7%
Sales and marketing	104,670	16%	91,329	15%	15%
General and administrative	72,517	11%	72,299	12%	0%
Amortization of intangibles	38,421	6%	38,415	6%	0%
Restructuring charges	2,673	0%	20,931	3%	-87%
Acquisition-related costs	—	0%	8,115	1%	-100%
Litigation provision and settlements, net	(2,500)	0%	14,000	2%	-118%

Total Operating Expenses	293,154	44%	317,247	51%	-8%

OPERATING INCOME	105,603	16%	46,428	8%	127%
Interest expense and amortization of loan fees	25,500	4%	24,758	4%	3%
Interest income and other, net	(3,827)	-1%	(1,683)	0%	NM

INCOME BEFORE INCOME TAXES	83,930	12%	23,353	4%	259%
Income tax provision	12,910	2%	5,635	1%	129%

NET INCOME	$71,020	11%	$17,718	3%	301%

EARNINGS PER SHARE:
Basic	$1.67		$0.43		288%
Diluted	$1.66		$0.42		295%
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,412		41,173		3%
Diluted	42,761		41,710		3%

(1) Includes results of i2 acquisition as of January 28, 2010.
Note: Subtotals may not add due to rounding.

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
Q4 2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

	Three Months Ended December 31,						%Increase (Decrease)
	2011 GAAP	Adj.	2011 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	Non-GAAP

TOTAL COST OF REVENUES	$65,839	$(2,127)	$63,712	$67,436	$(2,300)	$65,136	-2%
Stock-based compensation:
Cost of maintenance services	13,568	(87)	13,481	13,351	(79)	13,272
Cost of consulting services	43,383	(338)	43,045	44,839	(386)	44,453

Amortization:
Amortization of acquired software technology	1,702	(1,702)	—	1,835	(1,835)	—

TOTAL OPERATING EXPENSES	$108,976	$(46,998)	$61,978	$89,236	$(30,650)	$58,586	6%
Stock-based compensation:
Product development	18,484	(259)	18,225	18,027	(439)	17,588
Sales and marketing	26,922	(193)	26,729	25,499	(336)	25,163
General and administrative	18,097	(1,073)	17,024	17,255	(1,420)	15,835

Amortization of intangibles	9,549	(9,549)	—	9,968	(9,968)	—
Restructuring charges	924	(924)	—	4,453	(4,453)	—
Acquisition-related costs	—	—	—	34	(34)	—
Litigation provision and settlements, net	35,000	(35,000)	—	14,000	(14,000)	—

OPERATING INCOME	$(641)	$49,125	$48,484	$12,090	$32,950	$45,040	8%

OPERATING MARGIN %	—%		28%	7%		27%	1%

INCOME TAX EFFECTS (2)	$(4,471)	$19,599	$15,128	$566	$13,211	$13,777	10%

NET (LOSS) INCOME	$(1,430)		$28,096	$5,847		$25,586	10%

DILUTED (LOSS) EARNINGS PER SHARE	$(0.03)		$0.65	$0.14		$0.61	7%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,644	253	42,897	42,280		42,280	1%

	2011 Non-Adjusted	Adj.	2011 Adjusted	2010 Non-Adjusted	Adj.	2010 Adjusted

Net (loss) income	(1,430)			$5,847
Income tax (benefit) provision	(4,471)			566
Interest expense and amortization of loan fees	6,415			6,321
Amortization of acquired software technology	1,702			1,835
Amortization of intangibles	9,549			9,968
Depreciation	3,325			3,414

EBITDA	$15,090			$27,951

Restructuring charges		924			$4,453
Stock-based compensation		1,950			2,660
Acquisition-related costs		—			34
Interest income and other, net		(1,155)			(644)
Litigation provision and settlements, net		35,000			14,000

EBITDA	$15,090	$36,719	$51,809	$27,951	$20,503	$48,454	7%

EBITDA MARGIN %	9%		30%	17%		29%

(1) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2) Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
2011 FINANCIAL RESULTS
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
($ in thousands, except per share data, unaudited)

	Year Ended December 31,						%Increase (Decrease)
	2011 GAAP	Adj.	2011 Non-GAAP	2010 GAAP	Adj.	2010 Non-GAAP	Non-GAAP

TOTAL COST OF REVENUES	$272,996	$(9,737)	$263,259	$253,534	$(9,094)	$244,440	8%
Stock-based compensation:
Cost of maintenance services	55,930	(596)	55,334	52,543	(482)	52,061
Cost of consulting services	182,381	(2,046)	180,335	169,826	(1,565)	168,261

Amortization:
Amortization of acquired software technology	7,095	(7,095)	—	7,047	(7,047)	—

TOTAL OPERATING EXPENSES	$293,154	$(50,975)	$242,179	$317,247	$(92,546)	$224,701	8%
Stock-based compensation:
Product development	77,373	(1,932)	75,441	72,158	(1,149)	71,009
Sales and marketing	104,670	(3,664)	101,006	91,329	(2,628)	88,701
General and administrative	72,517	(6,785)	65,732	72,299	(5,670)	66,629

Amortization of intangibles	38,421	(38,421)	—	38,415	(38,415)	—
Restructuring charges	2,673	(2,673)	—	20,931	(20,931)	—
Acquisition-related costs	—	—	—	8,115	(8,115)	—
Non-recurring transition costs to integrate acq.	—	—	—	1,638	(1,638)	—
Litigation provision and settlements, net	(2,500)	2,500	—	14,000	(14,000)	—

OPERATING INCOME	$105,603	$60,712	$166,315	$46,428	$101,640	$148,068	12%

OPERATING MARGIN %	16%		25%	8%		24%	1%

INCOME TAX EFFECTS (2)	$12,910	$37,715	$50,625	$5,635	$38,113	$43,748	16%

NET INCOME	$71,020		$94,017	$17,718		$81,245	16%

DILUTED EARNINGS PER SHARE	$1.66		$2.20	$0.42		$1.95	13%

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	42,761		42,761	41,710		41,710	3%

	2011 Non-Adjusted	Adj.	2011 Adjusted	2010 Non-Adjusted	Adj.	2010 Adjusted

Net income	$71,020			$17,718
Income tax provision	12,910			5,635
Interest expense and amortization of loan fees	25,500			24,758
Amortization of acquired software technology	7,095			7,047
Amortization of intangibles	38,421			38,415
Depreciation	13,322			12,783

EBITDA	$168,268			$106,356

Restructuring charges		$2,673			$20,931
Stock-based compensation		15,023			11,494
Acquisition-related costs		—			8,115
Interest income and other, net		(3,827)			(1,683)
Non-recurring transition costs to integrate acq.		—			1,638
Litigation provision and settlements, net		(2,500)			14,000

EBITDA	$168,268	$11,369	$179,637	$106,356	$54,495	$160,851	12%

EBITDA MARGIN %	25%		27%	17%		26%

(1) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(2) Includes results of i2 acquisition as of January 28, 2010.
(3) Non-GAAP income tax effect calculated by using the Federal statutory rate of 35%.

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, unaudited)

	December 31, 2011	December 31, 2010

ASSETS

Current Assets:
Cash and cash equivalents	$285,512	$171,618
Restricted cash	9,385	34,855
Accounts receivable, net	114,778	102,118
Deferred tax assets—current portion	27,637	43,753
Prepaid expenses and other current assets	22,948	27,723
Total Current Assets	460,260	380,067

Non-Current Assets:
Property and equipment, net	51,710	47,447
Goodwill	226,863	226,863
Other intangibles, net	141,882	187,398
Deferred tax assets—long-term portion	263,014	255,386
Other non-current assets	20,564	16,367
Total Non-Current Assets	704,033	733,461

TOTAL ASSETS	$1,164,293	$1,113,528

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$7,987	$21,092
Accrued expenses and other liabilities	67,221	84,256
Deferred revenue—current portion	102,880	88,055
Total Current Liabilities	178,088	193,403

Non-Current Liabilities:
Long-term debt	273,210	272,695
Accrued exit and disposal obligations	3,926	7,360
Liability for uncertain tax positions	4,098	6,873
Deferred revenue—long-term portion	3,073	9,090
Other non-current liabilities	674	—
Total Non-Current Liabilities	284,981	296,018

TOTAL LIABILITIES	$463,069	$489,421

Stockholders' Equity:
Common stock	449	439
Additional paid-in capital	573,819	550,177
Retained earnings	162,752	91,732
Accumulated other comprehensive income	(2,830)	8,980
Treasury stock	(32,966)	(27,221)
Total Stockholders’ Equity	701,224	624,107

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,164,293	$1,113,528

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
2011 FINANCIAL RESULTS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
($ in thousands, unaudited)

	Year Ended December 31,
	2011	2010

Cash Flows From Operating Activities:

Net income	$71,020	$17,718
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,838	58,246
Provision for doubtful accounts	—	1,000
Amortization of loan fees	2,351	1,970
Net loss (gain) on disposal of property and equipment	105	(9)
Stock-based compensation	15,023	11,494
Deferred income taxes	8,487	(1,949)
Changes in assets and liabilities, net of effects from business acquisition:
Accounts receivable	(13,652)	(2,613)
Prepaid expenses and other assets	(675)	(5,138)
Accounts payable	(14,132)	11,397
Accrued expenses and other liabilities	(24,664)	(4,622)
Deferred revenue	8,118	(22,322)
Net cash provided by operating activities	$110,819	$65,172

Cash Flow From Investing Activities:

Change in restricted cash	25,470	253,020
Purchase of i2 Technologies, Inc.	—	(213,427)
Payment of direct costs related to acquisitions	(3,475)	(3,625)
Purchase of property and equipment	(18,764)	(16,866)
Proceeds from disposal of property and equipment	642	634
Net cash provided by investing activities	$3,873	$19,736

Cash Flow From Financing Activities:
Issuance of common stock—equity plans	7,958	15,370
Purchase of treasury stock and other, net	(5,745)	(5,127)
Conversion of warrants	671	—
Debt issuance costs	(1,727)	—
Net cash provided by financing activities	$1,157	$10,243

Effect of exchange rates on cash and cash equivalents	(1,955)	493
Net increase in cash and cash equivalents	$113,894	$95,644
Cash and Cash Equivalents, Beginning of Period	$171,618	$75,974
Cash and Cash Equivalents, End of Period	$285,512	$171,618

JDA Software Announces Fourth Quarter and Full Year 2011 Results

JDA SOFTWARE GROUP, INC.
Q4 2011 FINANCIAL RESULTS
SUPPLEMENTAL DATA
($ in thousands, unaudited)

	2010 (1)					2011
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES:
Software licenses	$24,437	$32,152	$16,276	$36,681	$109,546	$31,480	$26,915	$33,139	$33,410	$124,944
Subscriptions and other recurring revenues	4,287	5,806	5,758	5,292	21,143	4,994	3,850	3,738	4,181	16,763
Maintenance services	57,060	60,594	64,186	64,401	246,241	64,768	66,100	68,261	67,443	266,572
Product revenues	85,784	98,552	86,220	106,374	376,930	101,242	96,865	105,138	105,034	408,279

Consulting services	43,003	55,255	65,947	56,213	220,418	57,644	59,033	60,392	62,973	240,042
Reimbursed expenses	2,844	4,566	6,276	6,175	19,861	4,720	6,512	6,033	6,167	23,432
Services revenue	45,847	59,821	72,223	62,388	240,279	62,364	65,545	66,425	69,140	263,474
Total Revenues	$131,631	$158,373	$158,443	$168,762	$617,209	$163,606	$162,410	$171,563	$174,174	$671,753

AS REPORTED REVENUE GROWTH RATES:
Software licenses	70%	21%	0%	33%	29%	29%	-16%	104%	-9%	14%
Subscriptions and other recurring revenues	343%	483%	543%	422%	446%	16%	-34%	-35%	-21%	-21%
Maintenance services	33%	37%	43%	37%	37%	14%	9%	6%	5%	8%
Product revenues	47%	37%	38%	41%	41%	18%	-2%	22%	-1%	8%

Consulting services	87%	120%	114%	96%	105%	34%	7%	-8%	12%	9%
Reimbursed expenses	44%	86%	128%	114%	97%	66%	43%	-4%	0%	18%
Services revenue	83%	117%	115%	98%	104%	36%	10%	-8%	11%	10%
Total Revenues	58%	59%	65%	58%	60%	24%	3%	8%	3%	9%

SOFTWARE LICENSE AND SUBSCRIPTION REVENUES:
Americas	$18,917	$27,080	$16,590	$31,026	$93,613	$21,104	$20,786	$27,440	$21,282	$90,612
EMEA	5,403	4,773	3,405	7,901	21,482	12,612	7,402	7,907	12,694	40,615
ASPAC	4,404	6,105	2,039	3,046	15,594	2,758	2,577	1,530	3,615	10,480
Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474	$30,765	$36,877	$37,591	$141,707

New sales	$8,415	$8,080	$2,603	$8,042	$27,140	$4,819	$9,537	$7,744	$7,518	$29,619
Install-base sales	20,309	29,878	19,431	33,931	103,549	31,655	21,228	29,133	30,073	112,088
Total Software Revenues	$28,724	$37,958	$22,034	$41,973	$130,689	$36,474	$30,765	$36,877	$37,591	$141,707

As % of Total
New sales	29%	21%	12%	19%	21%	13%	31%	21%	20%	21%
Install-base sales	71%	79%	88%	81%	79%	87%	69%	79%	80%	79%
Total Software Revenues	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

GROSS PROFIT MARGINS BY LINE OF BUSINESS (2)
Software	91.0%	92.9%	86.7%	92.7%	91.4%	92.4%	90.2%	92.6%	92.8%	92.1%
Maintenance	78.9%	76.5%	79.9%	79.3%	78.7%	78.4%	77.8%	79.9%	79.9%	79.0%
Services	16.9%	24.3%	23.5%	18.2%	21.1%	17.7%	17.5%	23.4%	28.3%	21.9%
Overall Gross Profit Margin	59.9%	60.7%	55.1%	60.0%	58.9%	58.4%	55.8%	60.8%	62.2%	59.4%

MISCELLANEOUS
Average sales price (ASP) (3) -TTM	$618	$608	$573	$601		$720	$645	$786	$821
Multiple product deals (3) -TTM	21	18	17	19		21	24	24	21
Large deal count (greater than $1M)(3) -TM	24	25	25	25		23	26	34	32
Quota carrying sales representatives	96	92	98	92		106	111	104	107
Maintenance Retention	98.3%	97.3%	95.9%	95.6%		98.5%	96.7%	95.7%	95.5%

FREE CASH FLOW (4)
GAAP Operating Cash Flow	$12,195	$(2,627)	$29,425	$26,179	$65,172	$58,683	$35,477	$38,460	$(21,801)	$110,819
Capital Expenditures	(533)	(5,864)	(8,388)	(2,081)	(16,866)	(2,997)	(1,819)	(2,809)	(11,139)	(18,764)
Free Cash Flow (5)	$11,662	$(8,491)	$21,037	$24,098	$48,306	$55,686	$33,658	$35,651	$(32,940)	$92,055

% Growth over prior year	-64%	-131%	32%	68%	-46%	378%	496%	69%	-237%	91%

Free Cash Flow	$11,662	$(8,491)	$21,037	$24,098	$48,306	$55,686	$33,658	$35,651	$(32,940)	$92,055
Litigation settlements, net	—	—	—	—	—	(37,500)	—	—	54,000	16,500
Adjusted Free Cash Flow	$11,662	$(8,491)	$21,037	$24,098	$48,306	$18,186	$33,658	$35,651	$21,060	$108,555

% Growth over prior year	-64%	-131%	32%	68%	-46%	56%	496%	69%	-13%	125%

(1) Includes results of i2 acquisition as of January 28, 2010.
(2) Gross Profit Margins are calculated using line of business Revenue, less line of business Cost of Revenue, divided by line of business Revenue.
(3) Trailing twelve months
(4) This presentation includes Non-GAAP measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

(5)Q1 2011 results Include $37.5 million from the settlement with Oracle Corporation. Q4 2011 includes $54.0 million, net cash paid for the settlement with Dillard's.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management's presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.

Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
The Company uses non-GAAP measures of performance, including adjusted net income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements.  Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company's results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company's management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company's non-GAAP financial measures:

•
Amortization charges for acquired software technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•
Amortization charges for other intangibles are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.

•
Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exit an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.

•
Acquisition-related costs associated with the acquisition of i2, the settlement offer related to inherited i2 litigation and the non-recurring transition costs to integrate the acquisition are significant non-routine expenses. Exclusion of these costs promotes period-to-period comparisons and transparency as we do not believe these costs are directly attributable to the operating performance of our business.

Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Some of the limitations in relying on non-GAAP financial measures are:

•
Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Third, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare the Company's performance across financial reporting periods.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260